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Exhibit 14(r)


                                  SUBSCRIPTION

                              CLASS R SHARES FUNDS

August 28, 2003

To:               The Board of Trustees of the SSgA Funds
                  909 A Street
                  Tacoma, WA  98402


Gentlemen:

The undersigned hereby subscribes to 10 shares each of the SSgA Class R Shares, having a par value of $0.001 per share, at a price of $10.00 per share, with respect to the following series of the SSgA Funds: SSgA Aggressive Equity Fund, SSgA Bond Market Fund, SSgA Core Opportunities Fund, SSgA International Stock Selection Fund, SSgA Small Cap Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund and SSgA Life Solutions Income and Growth Fund.

In consideration for your acceptance of the foregoing subscription, we hereby deliver to you $800.00 in full and complete payment.

                                             FRANK RUSSELL INVESTMENT
                                              MANAGEMENT COMPANY



                                             By:
                                                ------------------------
                                                J. David Griswold
                                                Associate General Counsel and
                                                 Assistant Secretary

ACKNOWLEDGED AND ACCEPTED

SSgA Funds

By:
   --------------------------
      Lynn L. Anderson
      President


Cc: Mark E. Swanson, Treasurer

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August 28, 2003




SSgA Funds
909 A Street
Tacoma, WA  98402

Ladies and Gentlemen:

In connection with your sale to us on August 28, 2003, of 10 shares of each of Class R Shares of the following SSgA Funds: SSgA Aggressive Equity Fund, SSgA Bond Market Fund, SSgA Core Opportunities Fund, SSgA International Stock Selection Fund, SSgA Small Cap Fund, SSgA Life Solutions Balanced Fund, SSgA Life Solutions Growth Fund and SSgA Life Solutions Income and Growth Fund (the "Shares"), we understand that: (i) the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"); (ii) your sale of the Shares to us is made in reliance on such sale being exempt under Section 4(2) of the 1933 Act as not involving any public offering; and (iii) in part, your reliance on such exemption is predicated on our representation, which we hereby confirm, that we are acquiring the Shares for investment for our own account as the sole beneficial owner thereof, and not with a view to or in connection with any resale or distribution of the Shares or of any interest therein. We hereby agree that we will not sell, assign or transfer the Shares or any interest therein except and until the Shares have been registered under the 1933 Act or you have received an opinion of your counsel indicating to your satisfaction that said sale, assignment or transfer will not violate the provisions of the 1933 Act or any rules or regulations promulgated thereunder.

This letter is intended to take effect as an instrument under sale, shall be construed under the laws of the State of Massachusetts, and is delivered as of the date above written.

                                           FRANK RUSSELL INVESTMENT
                                            MANAGEMENT COMPANY

                                           By:
                                              -----------------------------
                                              J. David Griswold
                                              Associate General Counsel and
                                               Assistant Secretary

Cc:  Mark E. Swanson, Treasurer